EXHIBIT 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

N E W S   R E L E A S E

Websense Announces Record Billings and Revenue for Q4’07

Quarterly Billings of $109 Million Driven by Successful Execution of SurfControl Integration

SAN DIEGO, January 29, 2008—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the fourth quarter ended December 31, 2007.

Fourth quarter revenue, calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $61.0 million. For the fiscal year, GAAP revenue was $211.7 million. The company posted a GAAP net loss of $27.0 million, or 59 cents per share, for the fourth quarter, and $14.6 million, or 32 cents per share, for the year. Fourth quarter GAAP results included the operating results of SurfControl, which was acquired on October 3, 2007, including, among other things, a portion of the impact of a non-cash write down of the majority of SurfControl’s deferred revenue to fair value as of the acquisition date.

Non-GAAP Operating Results

Billings for the fourth quarter were $108.6 million, resulting in fiscal year billings performance of $257.9 million. Billings represent the full amount of subscription contracts billed to customers during the period, including subscription contracts billed to customers of SurfControl from October 3, 2007 through the end of the period.  Fourth quarter billings included approximately $2.2 million in billings for Websense Content Protection Suite™, the company’s data loss prevention solution, and approximately $5 million in billings for hosted security services.

Pro forma billings for the fiscal year, which include Websense and SurfControl results for all of 2007, were $356 million and included approximately $5.6 million in billings for data loss prevention solutions and $20 million in billings for hosted security services.

Fourth quarter non-GAAP revenue was $86.2 million, and includes $25.2 million in revenue of SurfControl that would have been recognized during this period under subscriptions that were included in deferred revenue as of the acquisition date, but will not be recognized as revenue on a post-acquisition basis under GAAP due to the impact of writing down the majority of SurfControl’s historical deferred revenue to fair value as of the acquisition date. Fiscal year non-GAAP revenue of $236.8 million reflected the same adjustments.

“We were very pleased with our sales and expense performance in the fourth quarter.  Our emphasis on customer satisfaction and retention resulted in lower than expected loss of SurfControl customers and increased renewal billings from Websense customers,” said Gene Hodges, Websense chief executive officer.  “With more than 42 million users and the strongest new product pipeline in our history, the stage is set for our financial performance in 2008.”

“Better than anticipated billings, combined with disciplined spending and increased receivables collections, generated strong cash flows during the quarter.  This enabled us to pre-pay $20 million on the credit facility used for the acquisition of SurfControl, reducing the outstanding acquisition-related debt to $190 million,” stated Dudley Mendenhall, Websense chief financial officer.  “Given our improved outlook for 2008, we expect we will continue to make pre-payments on the debt as well as resume limited share repurchases under the existing authorization and within the restrictions of our credit facility.”

Fourth quarter non-GAAP expenses excluded certain personnel costs associated with positions that have been permanently terminated due to the SurfControl acquisition in functions that will not be replaced, costs associated with facilities that are in the process of being vacated due to the acquisition, and professional fees and other direct and incremental costs associated with the acquisition. In addition, the non-GAAP expenses exclude non-cash amortization of acquired intangibles and deferred financing fees, accrual for retention bonuses and non-compete payments which are recognized over the retention or non-compete periods over which they are earned related to the PortAuthority acquisition, and stock-based compensation expense. These excluded costs are detailed in “Non-GAAP Financial Measures” below and the footnotes to the Reconciliation of GAAP to Non-GAAP Consolidated Statement of Operations.

Fourth quarter non-GAAP net income was $12.8 million, or 28 cents per share. Non-GAAP net income for the full year was $43.2 million or 95 cents per share.  Non-GAAP net income and non-GAAP earnings per diluted share for both periods include the non-GAAP revenue of SurfControl noted above and exclude various acquisition-related costs associated with the acquisitions of SurfControl and PortAuthority (as more fully described below), adjustments due to payments for a legal settlement that were reduced from the initially agreed settlement amount from the second quarter, and stock-based compensation expense and the related tax effects (as detailed in “Non-GAAP Financial Measures” below).

Balance Sheet Metrics

Websense’s balance sheet remains strong, with cash and marketable securities of $86.2 million as of the end of the year.  The cash and securities balance declined from $279.8 million at the end of September, reflecting the use of $190 million to partially fund the SurfControl acquisition as well as an early payment of $20 million on the company’s acquisition-related long-term debt. The year-end balance sheet reflected the acquisition and billings growth in the fourth quarter, with large increases in deferred revenue, intangible assets, and

accounts receivable.   Significant changes from the prior quarter included:

•                  An increase of accounts receivable by $33.7 million due to the addition of SurfControl receivables and strong Q4 billings.  Improved cash collections during the quarter resulted in a decline in days sales outstanding to 66 days from 73 days.

•                  An increase of $67.4 million in deferred revenue, to a total of $286.7 million.  The increase reflects the difference between billings booked and GAAP revenue recognized, as well as the fair value of deferred revenue acquired from SurfControl of approximately $20 million.

•                  Total intangible assets of $539 million, divided between approximately $386 million in indefinite life intangible assets (or goodwill) and approximately $153 million in definite life intangible assets. The definite life intangible assets will be amortized over approximately nine years, with accelerated amortization of 32 percent in 2008 and 25 percent in 2009, and declining percentages in subsequent years.

Quarterly Business Metrics

	Q4’07*	Q3’07	Q4’06
Product seats under subscription	42.7 million	26.7 million	25 million
New business billings (% of total)	37%	37%	34%
International billings (% of total)	55%	42%	45%
Average annual contract value	$8,100	$8,600	$9,900
Average contract duration (months)	23.4	23.1	22.7
Renewal rate (based on# of customers)	75-80%	75-80%	75-80%

*Q4’07 metrics include impact of SurfControl acquisition.

Combined Company Outlook for Fiscal Year 2008

Websense provides guidance on its anticipated financial performance for the next fiscal year based on its assessment of the current business environment and historical seasonal trends in its business, as well as assessments of historical SurfControl results adjusted to conform to GAAP.

In providing fiscal year 2008 guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as circumstances change.  Beginning with fiscal year 2008, the company no longer provides guidance for quarterly financial results, but will update its annual guidance on a quarterly basis.

Non-GAAP guidance for revenue includes revenue of SurfControl that would have been recognized under subscriptions that were included in deferred revenue as of the acquisition date that will not be recognized as revenue during the applicable subscription period as revenue on a post acquisition basis under GAAP due to the impact of the write-down of the majority of SurfControl’s historical deferred revenue to fair value. Non-GAAP guidance excludes stock-based compensation expense and the related tax effects, as well as certain cash and non-cash expenses related to the acquisitions of PortAuthority and SurfControl (as detailed in “Non-GAAP Financial Measures” below):

2008 Guidance
(as of 1/29/08)
Billings	$345 – 355 million
Non-GAAP Revenue	$325 – 335 million
GAAP Revenue	$274 – 284 million
Non-GAAP Operating margin	28 – 30%
Stock-based compensation expense	Approximately $25 million
Amortization of intangible assets (non-cash)	Approximately $50 million
Net cash interest expense	$9 – 11 million
Non-GAAP Earnings per diluted share	$1.15 – $1.25
Assumed non-GAAP Tax rate	35 – 36%
Average diluted shares outstanding	46 – 47 million

Websense expects non-GAAP quarterly revenue to be within the range of $82 to $85 million for each of the four quarters of 2008 and follow a pattern of modest sequential quarterly declines, reflecting an anticipated decline in OEM revenues and other discontinued products.    Additionally, based on the current business outlook and collections trends, the company expects to exceed earlier estimates of $60 to $75 million in non-GAAP cash flow from operations for 2008.

Conference Call

Management will host a conference call and simultaneous webcast to discuss these results today, January 29, at 2:00 p.m. Pacific Time. To participate in the call, investors should dial (877) 397-0298 (domestic) or (719) 325-4922 (international) ten minutes prior to the scheduled start of the call. Additionally, a live audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

An archive of the webcast will be available on the company’s Web site through March 31, 2008, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 9919407.

Non-GAAP Financial Measures

This press release provides financial measures for 2007 and guidance for 2008 for revenue, operating margin, net income and earnings per diluted share that exclude a portion of the impact of the write-down of SurfControl’s deferred revenue to fair value, restructuring costs relating to headcount reduction and facility closures, integration travel and professional fees, retention bonuses to former SurfControl employees that have been or will be terminated at the conclusion of their transition employment period, the net expense or gain associated with foreign exchange option contracts purchased in connection with the SurfControl acquisition, amortization of intangible assets and deferred financing fees, and charges for in-process research and development and retention bonuses in connection with the PortAuthority acquisition, as well as stock-based compensation expense and related tax effects.  All of the non-GAAP items are presented on a tax-effected basis.  These financial measures have also been adjusted due to payments for a legal settlement that were reduced from the initially agreed settlement amount from the second quarter.  Based on the foregoing, the company’s presentation of non-GAAP revenue, operating margin, net income and earnings per diluted share are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends and prospects and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP income statements for the fourth quarter and the year-to-date period is provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with GAAP. Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods.  Reconciliation of billings to deferred revenue for the fourth quarter of 2007 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in integrated Web, messaging and data protection technologies, provides Essential Information ProtectionTM for more than 42 million employees at more than 50,000 organizations worldwide.  Distributed through its global network of channel partners, Websense software and hosted security solutions help organizations block malicious code, prevent the loss of confidential information and enforce Internet use and security policies.  For more information, visit www.websense.com

Websense and SurfControl are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

# # #

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements attributed to Gene Hodges and Dudley Mendenhall, the guidance and financial outlook for the company’s financial for the 2008 fiscal year, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions and foreign exchange rates, risks relating to the required use of cash for debt services, the risks of ongoing compliance with the covenants in the senior credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

Websense, Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Revenue	$61,040	$47,325	$211,665	$178,814
Cost of revenues
Cost of revenues	9,166	4,319	22,466	15,274
Amortization of acquired technology	4,727	—	6,614	—
Total cost of revenues	13,893	4,319	29,080	15,274
Gross margin	47,147	43,006	182,585	163,540
Operating expenses:
Selling and marketing	51,046	21,890	126,335	80,135
Research and development	13,892	5,731	39,681	22,663
General and administrative	12,132	5,311	32,721	21,279
Write off of in-process research and development	—	—	1,270	—
Total operating expenses	77,070	32,932	200,007	124,077
(Loss) income from operations	(29,923)	10,074	(17,422)	39,463
Other (expense) income, net	(2,659)	3,047	5,184	11,287
(Loss) income before income taxes	(32,582)	13,121	(12,238)	50,750
(Benefit) provision for income taxes	(5,627)	5,344	2,327	18,657
Net (loss) income	$(26,955)	$7,777	$(14,565)	$32,093

Basic net (loss) income per share	$(0.59)	$0.17	$(0.32)	$0.69
Diluted net (loss) income per share	$(0.59)	$0.17	$(0.32)	$0.68

Basic common shares	45,339	44,688	45,107	46,494
Diluted common shares	45,339	45,272	45,107	47,116

Financial Data:
Total deferred revenue	$286,685	$220,343	$286,685	$220,343

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$66,383	$83,523
Marketable securities	19,781	243,382
Accounts receivable, net	76,328	52,740
Prepaid income taxes	3,734	—
Current portion of deferred income taxes	22,206	18,179
Other current assets	10,108	3,943
Total current assets	198,540	401,767
Property and equipment, net	17,657	5,793
Intangible assets, net	152,906	1,067
Goodwill	386,415	—
Deferred income taxes, less current portion	19,048	13,806
Deposits and other assets	5,798	1,824
Total assets	$780,364	$424,257

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,255	$2,712
Accrued payroll and related benefits	30,450	9,164
Other accrued expenses	29,470	7,084
Current portion of income taxes payable	1,531	4,229
Current portion of deferred tax liability	10,399	—
Current portion of deferred revenue	190,569	148,539
Total current liabilities	265,674	171,728
Income taxes payable, less current portion	12,264	—
Term loan	190,000	—
Deferred revenue, less current portion	96,116	71,804
Deferred tax liability, less current portion	20,965	—
Other long term liabilities	1,634	—
Stockholders’ equity:
Common stock	516	509
Additional paid-in capital	267,164	237,302
Treasury stock	(139,792)	(139,744)
Retained earnings	67,808	82,748
Accumulated other comprehensive loss	(1,985)	(90)
Total stockholders’ equity	193,711	180,725
Total liabilities and stockholders’ equity	$780,364	$424,257

The 12/31/07 amounts above are subject to change for purchase accounting adjustments.

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31, 2007
		Legal	Acquisition Related	SFAS 123R
	GAAP	Settlement(1)	Adjustments(2)	Adjustments(3)	Non-GAAP
Revenue	$61,040	$—	$25,157	$—	$86,197

Cost of revenues:
Cost of revenues	9,166	11	(585)	(409)	8,183
Amortization of acquired technology	4,727	—	(4,627)	—	100
Total cost of revenues	13,893	11	(5,212)	(409)	8,283
Gross margin	47,147	(11)	30,369	409	77,914
Operating expenses:
Selling and marketing	51,046	32	(14,183)	(2,485)	34,410
Research and development	13,892	206	(1,072)	(1,146)	11,880
General and administrative	12,132	11	(2,337)	(2,013)	7,793
Write off of in-process research and development	—	—	—	—	—
Total operating expenses	77,070	249	(17,592)	(5,644)	54,083
(Loss) income from operations	(29,923)	(260)	47,961	6,053	23,831
Other (expense) income, net	(2,659)	—	606	—	(2,053)
Net (loss) income before income taxes	(32,582)	(260)	48,567	6,053	21,778
(Benefit) provision for income taxes	(5,627)	(49)	11,908	2,727	8,959
Net (loss) income	$(26,955)	$(211)	$36,659	$3,326	$12,819
Diluted net (loss) income per share	$(0.59)	$(0.00)	$0.80	$0.07	$0.28
Diluted common shares	45,339	45,339	45,671	45,671	45,671

(1)	Legal Settlement - Legal Settlement adjustment in connection with final claims submissions for class action settlement ($260K credit for Q4 and $2,913K for YTD).
(2)

Acquisition Related Adjustments - Acquisition related adjustments from the acquisition of SurfControl include the write-down of deferred revenue ($25,157K for Q4 and YTD), amortization of intangible assets ($17,117K for Q4 and YTD), restructuring costs relating to headcount reduction ($313K for Q4 and YTD) and facility closures ($1,254K for Q4 and YTD), integration travel ($623K for Q4 and $946K for YTD), retention bonuses ($891K for Q4 and YTD), professional fees ($1,345K for Q4 and $1,646K for YTD), the net gain (loss) associated with foreign exchange contracts purchased in connection with the acquisition ($157K gain for Q4 and $40K loss for YTD) and amortization of deferred financing fees ($763K for Q4 and YTD). Acquisition related adjustments from the acquisition of PortAuthority include amortization of intangible assets ($780K for Q4 and $3,119K for YTD), accrual for retention bonuses and non-compete payments ($418K for Q4 and $2,007K for YTD) which are recognized over the retention or non-compete periods over which they are earned, restructuring costs related to facility closure ($63K for Q4 and YTD) and charge for in-process research and development ($0 for Q4 and $1,270K for YTD).

(3)	SFAS 123R Adjustments - Stock-based compensation expense ($6,053K for Q4 for $22,140K for YTD).

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Year Ended December 31, 2007
		Legal	Acquisition Related	SFAS 123R
	GAAP	Settlement(1)	Adjustments(2)	Adjustments(3)	Non-GAAP
Revenue	$211,665	$—	$25,157	$—	$236,822

Cost of revenues:
Cost of revenues	22,466	(117)	(644)	(1,506)	20,199
Amortization of acquired technology	6,614	—	(6,214)	—	400
Total cost of revenues	29,080	(117)	(6,858)	(1,506)	20,599
Gross margin	182,585	117	32,015	1,506	216,223
Operating expenses:
Selling and marketing	126,335	(362)	(15,534)	(8,921)	101,518
Research and development	39,681	(2,308)	(2,557)	(4,115)	30,701
General and administrative	32,721	(126)	(2,407)	(7,598)	22,590
Write off of in-process research and development	1,270	—	(1,270)	—	—
Total operating expenses	200,007	(2,796)	(21,768)	(20,634)	154,809
(Loss) income from operations	(17,422)	2,913	53,783	22,140	61,414
Other (expense) income, net	5,184	—	803	—	5,987)
Net (loss) income before income taxes	(12,238)	2,913	54,586	22,140	67,401
(Benefit) provision for income taxes	2,327	1,221	13,628	6,984	24,160
Net (loss) income	$(14,565)	$1,692	$40,958	$15,156	$43,241
Diluted net (loss) income per share	$(0.32)	$0.04	$0.90	$0.33	$0.95
Diluted common shares	45,107	45,560	45,560	45,560	45,560

(1)	Legal Settlement - Legal Settlement adjustment in connection with final claims submissions for class action settlement ($260K credit for Q4 and $2,913K for YTD).
(2)

Acquisition Related Adjustments - Acquisition related adjustments from the acquisition of SurfControl include the write-down of deferred revenue ($25,157K for Q4 and YTD), amortization of intangible assets ($17,117K for Q4 and YTD), restructuring costs relating to headcount reduction ($313K for Q4 and YTD) and facility closures ($1,254K for Q4 and YTD), integration travel ($623K for Q4 and $946K for YTD), retention bonuses ($891K for Q4 and YTD), professional fees ($1,345K for Q4 and $1,646K for YTD), the net gain (loss) associated with foreign exchange contracts purchased in connection with the acquisition ($157K gain for Q4 and $40K loss for YTD) and amortization of deferred financing fees ($763K for Q4 and YTD). Acquisition related adjustments from the acquisition of PortAuthority include amortization of intangible assets ($780K for Q4 and $3,119K for YTD), accrual for retention bonuses and non-compete payments ($418K for Q4 and $2,007K for YTD) which are recognized over the retention or non-compete periods over which they are earned, restructuring costs related to facility closure ($63K for Q4 and YTD) and charge for in-process research and development ($0 for Q4 and $1,270K for YTD).

(3)	SFAS 123R Adjustments - Stock-based compensation expense ($6,053K for Q4 for $22,140K for YTD).

Websense, Inc.

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance September 30, 2007	$219,270

Deferred revenue from SurfControl acquisition	19,823

Net billings fourth quarter 2007	108,632
Less revenue recognized fourth quarter 2007	(61,040)

Deferred revenue balance December 31, 2007	$286,685

Reconciliation of Billings to Deferred Revenue (Pro Forma)

(Unaudited and in thousands)

Deferred revenue balance September 30, 2007	$219,270

Non-GAAP deferred revenue from SurfControl acquisition	117,084

Net billings fourth quarter 2007	108,632
Less revenue recognized fourth quarter 2007	(86,197)

Pro Forma deferred revenue balance December 31, 2007	$358,789

* The Pro Forma Reconciliation of Billings to Deferred Revenue includes $97.3 million in SurfControl deferred revenue that was written down to fair value as of the acquisition date.